POWER OF ATTORNEY

We, the undersigned officers and Trustees of Eaton Vance Floating-Rate 2022 Target Term Trust, a Massachusetts business trust, do hereby severally constitute and appoint Thomas E. Faust Jr., Maureen A. Gemma, James F. Kirchner and Deidre E. Walsh, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, Registration Statements and any and all amendments (including post-effective amendments) to such Registration Statements on Form N-2 filed by Eaton Vance Floating-Rate 2022 Target Term Trust with the Securities and Exchange Commission in respect of any class of shares of beneficial interest and other documents and papers relating thereto.

IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

Signature	Title	Date

/s/ Payson F. Swaffield Payson F. Swaffield	President and Principal Executive Officer	April 13, 2017

/s/ James F. Kirchner James F. Kirchner	Treasurer and Principal Financial and Accounting Officer	April 13, 2017

/s/ Scott E. Eston Scott E. Eston	Trustee	April 13, 2017

/s/ Thomas E. Faust Jr. Thomas E. Faust Jr.	Trustee	April 13, 2017

/s/ Mark R. Fetting Mark R. Fetting	Trustee	April 13, 2017

/s/ Cynthia E. Frost Cynthia E. Frost	Trustee	April 13, 2017

/s/ George J. Gorman George J. Gorman	Trustee	April 13, 2017

/s/ Valerie A. Mosley Valerie A. Mosley	Trustee	April 13, 2017

/s/ William H. Park William H. Park	Trustee	April 13, 2017

/s/ Helen Frame Peters Helen Frame Peters	Trustee	April 13, 2017

/s/ Susan J. Sutherland Susan J. Sutherland	Trustee	April 13, 2017

/s/ Harriett Tee Taggart Harriett Tee Taggart	Trustee	April 13, 2017

/s/ Ralph F. Verni Ralph F. Verni	Trustee	April 13, 2017

/s/ Scott E. Wennerholm Scott E. Wennerholm	Trustee	April 13, 2017